As filed with the Securities and Exchange Commission on March 13, 2007
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia
(State or other jurisdiction of incorporation or organization)

52-0891669
(I.R.S. Employer Identification No.)

2201 Cooperative Way
Herndon, Virginia 20171-3025
(703) 709-6700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John Jay List, General Counsel
National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, Virginia 20171-3025
(703) 709-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart G. Stein, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-8575

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Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box [x]

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box [ ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of each class of	Amount to be	maximum offering	aggregate	Amount of
securities to be registered	registered	price per unit	offering price	registration fee

Floating Rate Demand Notes	$20,000,000,000	100% *	$20,000,000,000 *	$107,000 (1)

*	Estimated solely for the purpose of determining the amount of the registration fee.

(1)	This registration statement covers all investments in the Notes up to $20 billion, with the registration fee based on the aggregate principal amount of Notes outstanding from this offering not exceeding $1 billion at a particular time.

National Rural Utilities
Cooperative Finance Corporation

$20,000,000,000
VARIABLE DENOMINATION
FLOATING RATE DEMAND NOTES
OFFERED AS SET FORTH HEREIN PURSUANT TO
CFC DAILY LIQUIDITY PROGRAM

National Rural Utilities Cooperative Finance Corporation ("CFC") offers its Variable Denomination Floating Rate Demand Notes, referred to hereafter as the Notes. The Notes pay interest at a floating rate. CFC files pricing supplements with the Securities and Exchange Commission ("SEC") that disclose the then-current interest rate on the Notes.

Key aspects of the Notes program are:

*	CFC will set interest rates with respect to the Notes daily based on prevailing market conditions. When the rate changes, CFC will file a pricing supplement with the SEC disclosing the new rate. Interest will be calculated on a 365-day year. Interest will be paid monthly based on the amounts accrued each day on the investor's daily balance.

*	You may redeem your Notes at any time, provided that same day redemption requires that CFC receive notification no later than 11:00 a.m. EST.

*	The aggregate principal amount of Notes outstanding from this offering at one time shall not exceed $1 billion.

Key factors to consider before investing include:
*	Your investment is not a bank account and is not insured by the Federal Deposit Insurance Corporation or any other governmental or non-governmental agency.

*	The Notes are not an investment in a money market mutual fund and are not subject to the requirements of the Investment Company Act of 1940 (including requirements relating to diversification and quality of investments).

*	The Notes are unsecured obligations of CFC and only CFC's unpledged or unencumbered assets may be available to pay the principal of and interest on the Notes along with all other unsecured obligations of the Company. It is possible for you to lose some or all of your investment in the Notes, including accrued interest, if CFC is unable to pay its debts, becomes bankrupt or seeks creditor protection.

*	The Notes are not transferable.

The Notes will rank equally and ratably with all other unsecured senior debt of CFC. At November 30, 2006, CFC had outstanding debt of $17.5 billion, including $13.2 billion of unsecured senior debt. In addition, at that date, CFC has outstanding $1.1 billion of guarantees of indebtedness of others.

Investing in the Notes involves risks. See "Risk Factors" beginning on page 4 of this prospectus, as well as the risk factors relating to our business that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved these debt securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2007

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You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement or pricing supplement. We have authorized no one to provide you with different information. You should not assume that the information contained in this prospectus or any prospectus supplement or pricing supplement is accurate as of any date other than the date on the front cover of the document. We are not making an offer of these Notes in any state where the offer is not permitted.

References in this prospectus to "CFC," "we," "us," and "our" are to National Rural Utilities Cooperative Finance Corporation.

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SUMMARY

This section summarizes the terms of the Notes that are described in greater detail below under "CFC Daily Liquidity Program Summary." You should read this more detailed description together with the information contained in other parts of this prospectus, as well as the applicable pricing supplements relating to the Notes.

Issuer	National Rural Utilities Cooperative Finance Corporation

Title	Floating Rate Demand Notes

Amount	Up to $20,000,000,000 aggregate principal amount (up to $1,000,000,000 aggregate principal amount of Notes outstanding at any particular time).

Ranking	The Notes are unsecured and unsubordinated obligations of CFC and will rank equally and ratably with all other unsecured senior indebtedness of CFC.

Minimum Investment	$50,000

Maturity	The Notes are demand investments redeemable in whole or in part on any CFC business day at the option of the holder.

Interest	The Notes earn interest at a floating rate per annum. The floating interest rate is subject to adjustment daily. When the rate changes, CFC will file a pricing supplement with the SEC disclosing the new rate.

The Notes are not issued by and do not constitute an investment in a money market mutual fund, which is a diversified fund consisting of investments in short-term debt securities of many different issuers.

Form of Notes	The Notes are issued as one or more global securities held by U.S. Bank, National Association. Book-entry records for each investor are maintained by CFC (via CFC's Daily Liquidity Program System).

The Notes are not assignable or transferable.

Trustee	U.S. Bank, National Association

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RISK FACTORS

Your investment in the Notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Notes is suitable for you. Notes are not an appropriate investment for you if you do not understand the terms of the Notes or financial matters generally. In addition, certain factors that may adversely affect the business of CFC are discussed in CFC's periodic reports referred to in "Where You Can Find More Information About CFC," below. You should not purchase Notes unless you understand and know you can bear all of the investment risks involving the Notes.

CFC's Credit Ratings May Not Reflect All Risks of an Investment in the Notes. While the Notes are not specifically rated, certain of our unsecured debt is rated by Fitch Ratings, Moody's Investor Services and Standard & Poor's Corporation, each of which is designated as a nationally recognized statistical rating organization by the SEC.

A credit rating reflects an assessment by the rating agency of the credit risk associated with particular securities we issue, based on information provided by us, and other sources. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. Each rating agency may have different criteria for evaluating company risk, and therefore ratings should be evaluated independently for each rating agency. The credit ratings of CFC may not reflect all risks related to the Notes.

In the event CFC's debt ratings are downgraded, CFC's cost of borrowing may be adversely affected, and it may have more limited access to the capital markets.

The Interest Rate Paid on the Notes May Not Bear Any Relation to the Investment Risk. The interest rate on the Notes, which is subject to change daily, does not necessarily bear any relation to the risks associated with or change in the creditworthiness, credit rating or financial condition of CFC.

The Notes Are Not a Diversified Investment. The Notes are not an investment in a money market mutual fund holding diversified investments in the securities of many companies. Only the assets of CFC that have not been sold or securitized are available to pay the principal of and interest on the Notes. Because the Notes are unsecured debt securities issued by a single issuer, you will not have the benefits of diversification offered by money market mutual funds or other investment companies. For this reason, investors also will not have the protections provided to mutual fund investors under the Investment Company Act of 1940.

CFC Is Not a Bank, and Investments In the Notes Are Not Insured by the Federal Deposit Insurance Corporation or Any Other Governmental or Non-Governmental Source. Only CFC is obligated to pay the principal of and interest on the Notes, and only its otherwise unencumbered assets are available for this purpose. If CFC's otherwise unencumbered assets are insufficient to pay the principal of and interest on the Notes, you could lose some or all of your investment. No private or government source guarantees return of your investment in the event of a failure of CFC to repay your investment.

The Notes Are Not Transferable. You cannot transfer your investment in the Notes to someone else. As a result, no secondary market for the Notes currently exists or will ever exist, and, consequently, there is no public market valuation of the Notes to assist investors in evaluating the Notes or their yield. You may redeem your investment in the Notes at any time in whole or in part as described in this Prospectus. Same-day redemption is permitted only if CFC receives notice by 11:00 a.m. EST.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT CFC

CFC files annual, quarterly and current reports and other information with the SEC. You may read and copy any document CFC files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. CFC's SEC filings are also available to the public, free of charge, at the SEC's web site at http://www.sec.gov.

The documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our Internet website, www.nrucfc.org, under "Investor Information - Financial Reports." You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Steven L. Lilly
Senior Vice President and Chief Financial Officer
National Rural Utilities Cooperative Finance Corporation
Herndon, VA 20171-3025
1-800-424-2954

Information contained on our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows the incorporation by reference of information filed in other documents into this prospectus, which means that CFC can disclose information important to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. These documents contain important information about CFC:

* Annual Report on Form 10-K for the year ended May 31, 2006;

* Quarterly Reports on Form 10-Q for the quarters ended August 31, 2006 and November 30, 2006; and

* Current Reports on Form 8-K filed with the SEC on June 9, 2006, August 2, 2006, December 7, 2006, December 11, 2006 and December 14, 2006.

CFC also incorporates by reference all additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering of the Notes. However, CFC is not incorporating any document or information that is deemed to be furnished and not filed in accordance with SEC rules. See "Where You Can Find More Information About CFC" for information regarding where you can obtain the documents listed above and any additional documents incorporated by reference into this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as "intend," "plan," "may," "should," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity," and similar expressions, whether in the negative or affirmative. All statements that address expectations or projections about the future, including statements about loan growth, the adequacy of the loan loss allowance, net income growth, leverage and debt to equity ratios, and borrower financial performance are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause future results to vary from current expectations include, but are not limited to, general economic conditions, legislative changes, governmental monetary and fiscal policies, changes in tax policies, changes in interest rates, the cost of funds, demand for our loan products, changes in the quality or composition of our loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic and governmental factors affecting our operations. The sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Business" in our disclosures included or incorporated by reference into this prospectus discuss some of the factors that could contribute to these differences. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

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CFC

CFC is a private, not-for-profit cooperative association incorporated under the laws of the District of Columbia in April 1969. The principal purpose of CFC is to provide its members with a source of financing to supplement the loan programs of the Rural Utilities Service of the United States Department of Agriculture. CFC makes loans primarily to its rural utility system members to enable them to acquire, construct and operate electric distribution, generation, transmission and related facilities. CFC also provides its members with credit enhancements in the form of letters of credit and guarantees of debt obligations. CFC is exempt from the payment of federal income taxes under the provisions of Section 501(c)(4) of the Internal Revenue Code. CFC is a not-for-profit, member owned finance cooperative, thus its objective is not to maximize its net income but to offer its members the lowest cost financial products and services consistent with sound financial management.

Rural Telephone Finance Cooperative ("RTFC") is a District of Columbia not-for-profit cooperative association. The principal purpose of RTFC is to provide and arrange financing for its rural telecommunications members and their affiliates. RTFC's results of operations and financial condition are consolidated with those of CFC. CFC is the sole lender to and manages the lending and financial affairs of RTFC through a long-term management agreement. Under a guarantee agreement, RTFC pays CFC a fee in exchange for which CFC reimburses RTFC for loan losses. RTFC is headquartered with CFC in Herndon, Virginia. RTFC is a taxable cooperative.

National Cooperative Services Corporation ("NCSC") was incorporated in 1981 in the District of Columbia as a private cooperative association. The principal purpose of NCSC is to provide financing to the for-profit and non-profit entities that are owned, operated or controlled by, or provide substantial benefit to, members of CFC. NCSC also markets, through its cooperative members, a consumer loan program for home improvements and an affinity credit card program. NCSC's membership consists of CFC and distribution systems that are members of CFC or are eligible for such membership. NCSC's results of operations and financial condition are consolidated with those of CFC. CFC is the primary source of funding to and manages the lending and financial affairs of NCSC through a management agreement which is automatically renewable on an annual basis unless terminated by either party. Under a guarantee agreement, NCSC pays CFC a fee in exchange for which CFC reimburses NCSC for loan losses, excluding losses in the consumer loan program. NCSC is headquartered with CFC in Herndon, Virginia. NCSC is a taxable corporation.

CFC's offices are located at Woodland Park, 2201 Cooperative Way, Herndon, VA 20171-3025, and its telephone number is (703) 709-6700.

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CFC DAILY LIQUIDITY
PROGRAM SUMMARY

Any member of CFC or RTFC, and certain qualified organizations affiliated with a CFC or RTFC member, eligible to purchase CFC member commercial paper ("CP") is eligible to invest in Notes. Rights of participants under the daily liquidity program, the limitations on those rights, and the principal provisions of the daily liquidity program are described in the next few pages. Written or telephone requests for a copy of the daily liquidity program should be directed to National Rural Utilities Cooperative Finance Corporation, 2201 Cooperative Way, Herndon, Virginia 20171-3025, Attention: Treasury (telephone 1-800-424-2954).

All purchases under the daily liquidity program will be evidenced under a master note. Confirmations of purchases will be issued to each participant upon purchase. The principal amount of the purchase, plus interest accrued and unpaid thereon, is recorded on a register maintained by CFC as the participant's program account.

Current account information can be obtained by calling 1-800-424-2954. Further information about the daily liquidity program and assistance in making purchases can be obtained by calling the above number or writing to the above address.

The daily liquidity program is not equivalent to a bank account and is not subject to the protection of the Federal Deposit Insurance Corporation or other insurance. Since all funds under the daily liquidity program will be received by CFC, participants will not have the advantage of diversification offered by money market funds and will not have the protection provided by the Investment Company Act of 1940. The deposits are not and will not be listed on any securities exchange and there is no secondary market for them.

Interest Rate Information

The interest rate on the daily liquidity program will be set by CFC on a daily basis. When the interest rate changes, CFC will file a pricing supplement with the SEC disclosing the new rate. Interest will be calculated on a 365-day year. Information on current interest rates can be obtained by calling CFC's Money Desk at 1-800-424-2955 or through CFC's website at http://www.nrucfc.org. Interest on an account will accrue on a daily basis. Interest will be automatically credited to the account monthly, on the second business day following the end of the month. Participants cannot elect to have interest paid to them monthly. However, amounts may be withdrawn from the account at any time subject to the $50,000 minimum. Interest earned for any given past period under the daily liquidity program is not an indication or representation of future results.

For purposes of the daily liquidity program, a "business day" is a day on which both the Federal Reserve Bank of New York and CFC are open for business.

Program Enrollment

CFC and RTFC members, and certain qualified organizations affiliated with a CFC or RTFC member, eligible to purchase CP who are currently enrolled as participants in the CP program are automatically enrolled to participate in the daily liquidity program. Members and qualified organizations who are not already established as CFC member CP investors may register to invest in the daily liquidity program by completing a "CFC Commercial Paper Investor Background Data" form. This form may be obtained by contacting the CFC Money Desk at 1-800-424-2955.

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How to Make a Purchase

Subject to the restriction on the aggregate principal amount of Notes that may be outstanding under the daily liquidity program at a particular time, purchases under the daily liquidity program may be made at any time, without charge, by wire transfer or by such other means as CFC shall from time to time determine. The minimum initial amount which members may purchase under the daily liquidity program is $50,000. The minimum amount for subsequent purchases is $50,000. A minimum balance of $50,000 must be maintained in each program account at all times. All purchases must be made in U.S. dollars. Program accounts may be opened only by CFC member or affiliate entities. Attempts to make a purchase through methods not authorized by CFC are not permitted.

The wire transfer routing code for CFC's daily liquidity program account and other instructions will be provided to investors. Funds received and accepted by CFC on a business day prior to 5:00 pm Eastern time will be credited to the member's account on that day. Funds received and accepted after 5:00 pm on a business day Eastern time are credited to the purchaser's account on the next business day. Interest will begin to accrue on the business day the purchase is credited to the participant's account. CFC is not responsible for delays in the transfer and wiring of funds.

How to Make Withdrawals/Liquidations

A participant may make a withdrawal at any time, without fees or penalties, subject to a $50,000 minimum. A participant may liquidate their account at any time, without fees or penalties. Requests for withdrawals by wire transfer may be initiated by telephoning the CFC Money Desk (1-800-424-2955) or making an on-line request in accordance with instructions from CFC. Requests for account liquidation by wire transfer must be initiated by telephoning the CFC Money Desk (1-800-424-2955). Participants liquidating their holdings and closing their program account will receive all accrued and unpaid interest.

Withdrawals/Liquidations by Wire Transfer

Participants may arrange to have withdrawal or liquidation proceeds of $50,000 or more wire transferred to a pre-designated bank account. If the withdrawal or liquidation request, in proper form, is received by CFC before 11 am Eastern time on a business day, proceeds will normally be wired to the pre-designated bank account on that business day. Withdrawal or liquidation proceeds will normally be wired to the pre-designated bank account on the next business day if the withdrawal or liquidation request, in proper form, was received by CFC after 11 am Eastern time. Interest accrues to, but does not include, the business day the proceeds are wired.

Withdrawal or liquidation instructions must include the name of the program (CFC Daily Liquidity Program), the participant's name, the participant's alphanumeric ID number for the program, the routing code of the pre-designated bank, and the participant's account number at the pre-designated bank. Withdrawal or liquidation instructions may be given by telephoning the CFC Money Desk at 1-800-424-2955. The pre-designated bank may be changed only on written request to CFC with the signature of the participant guaranteed. CFC is not responsible for delays resulting in problems in the Fedwire Funds Service system or problems with the funds transfer systems of member banks. CFC will not be responsible for the authenticity of withdrawal or liquidation instructions. Withdrawals or liquidations will be sent to a pre-designated account at a bank that is a member of the Federal Reserve Fedwire System, or to a correspondent bank or the pre-designated bank if the pre-designated bank is not a member of the Federal Reserve Fedwire Funds Service system. If the correspondent bank fails to notify the pre-designated bank immediately, there may be a delay in crediting the funds to the pre-designated bank account. The procedures permitting withdrawals or liquidations by wire may be modified, terminated, or suspended at any time by CFC.

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The Indenture

The Notes will be issued under an indenture dated as of May 15, 2000, as supplemented on March 12, 2007, between CFC and U.S. Bank, National Association, as successor Trustee. Statements herein relating to the daily liquidity program are qualified in their entirety by reference to the copies of the Indenture and Supplemental Indenture filed or incorporated by reference as exhibits to this Registration Statement.

Optional Redemptions by CFC

The indenture provides that the Notes are subject to partial or full redemption at the option of CFC. Notice of redemption will be given by CFC to holders at least 30 days, but not more than 90 days, prior to the redemption date. The full or partial redemption of the Notes, plus accrued and unpaid interest, will be paid by wire transfer to participants whose Notes are being redeemed.

Merger, Consolidation and Sale of Assets

The indenture provides that CFC will not merge or consolidate with another corporation or transfer its assets substantially as an entity to any person unless:

-the successor is a corporation organized under the laws of any domestic jurisdiction,

-the successor corporation assumes CFC's obligations under the indenture and the Notes issued under the indenture, and

-immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing.

Events of Default

The following events are defined in the indenture as events of default:

-CFC's failure to pay all or any part of the principal or interest when due,

-CFC's failure to perform or observe any other covenants or agreements in the indenture or the daily liquidity program for 90 days after notice, and

-events of bankruptcy, insolvency or reorganization of CFC.

The indenture provides that the trustee shall, within 90 days after the occurrence of an event of default, give notice of all uncured defaults known to it (the term default to include the events specified above without grace periods). However, except in the case of default in the payment of principal or interest on any of the Notes, the trustee may withhold such notice if it in good faith determines that the withholding of notice is in the interests of the Noteholders.

CFC is required to furnish to the trustee annually a statement of officers of CFC stating whether or not to their knowledge CFC is in default in the performance of the terms of the indenture and, if CFC is in default, specifying each such default.

The holders of a majority in aggregate principal amount of all outstanding Notes have the right to waive certain defaults and, subject to limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. If an event of default will occurs, the trustee must exercise those rights and powers, and

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use the degree of care and skill in their exercise, that a prudent person would exercise or use in the conduct of his or her own affairs, but otherwise need only perform the duties specifically set forth in the indenture. The trustee is under no obligation to exercise any of its rights or powers at the request of the Noteholders unless they have offered to the trustee reasonable security or indemnity.

Modification of the Indenture

Under the indenture, CFC's rights and obligations and the rights and obligations of the holders may be modified by CFC with the consent of the holders of at least a majority in principal amount of the Notes then outstanding. No such modifications may be made without the consent of the holders of all Notes then outstanding which would:

-diminish the principal amount of any Note, or accrued and unpaid interest thereon, or

-reduce the stated percentage of Notes, the consent of the holders of which is required to modify or alter the indenture.

Concerning the Trustee

U.S. Bank, National Association, the Trustee under the indenture, has from time to time agreed to make loans to CFC and has performed other services for CFC in the normal course of its business.

Termination, Suspension or Modification of Program

CFC expects that the daily liquidity program will continue for the foreseeable future, but reserves the right at any time to terminate, suspend or modify the daily liquidity program. CFC may, in its discretion, temporarily suspend the acceptance of new balances without the suspension constituting a suspension or termination of the daily liquidity program. Any modification that affects the rights or duties of the Trustee may be made only with the consent of the trustee. No termination, modification or suspension may affect the right of a member to redeem amounts credited to the account or diminish the amounts credited thereto as of the effective date of the action.

Rights Not Transferable

No right or interest in or to a Note is assignable or transferable and no attempted assignment or transfer will be effective.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for CFC for the years ended May 31, 2002, 2003, 2004, 2005 and 2006 are included in Exhibit 12 to CFC's Annual Report on Form 10-K for the year ended May 31, 2006 and are incorporated in this prospectus by reference. The ratio of earnings to fixed charges for CFC for the three months ended November 30, 2005 and 2006 are included in CFC's Quarterly Report on Form 10-Q for the quarter ended November 30, 2006 and are incorporated in this prospectus by reference.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, CFC will add the net proceeds from the sale of the Notes to the general funds, which will be used to make loans to members, repay short-term borrowings, refinance existing long-term debt and for other corporate purposes. CFC expects to incur additional indebtedness from time to time, the amount and terms of which will depend upon the volume of its business, general market conditions and other factors.

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CFC expects to incur additional indebtedness from time to time, the amount and terms of which will depend upon the volume of its business, general market conditions and other factors.

PLAN OF DISTRIBUTION

The Notes are being offered on a continuous basis for sale by CFC and no commissions will be paid. CFC may from time to time designate offered agents in certain jurisdictions through whom Notes may be offered. These agents will receive no commissions but may be reimbursed for expenses incurred in connection with their efforts. CFC has the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part.

LEGAL OPINIONS

The validity of the Notes offered hereby will be passed upon for CFC by Hogan & Hartson LLP, Washington, D.C.

EXPERTS
The consolidated financial statements, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended May 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

Registration statement filing fee	$107,000
Printing	0
Legal fees and expenses	30,000
Accountants' fees	7,500
Blue sky fees and expenses	1,000
Fees of trustee	4,500
Miscellaneous	0
Total	$150,000

Item 15.	Indemnification of Directors and Officers.

Section 29-904(9) of the District of Columbia Cooperative Association Act provides that an association such as the Registrant shall have the capacity "to exercise . . . any power granted to ordinary business corporations, save those powers inconsistent with this chapter." Section 29-101.04(16) of the District of Columbia Business Corporation Act permits any corporation:

"To indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudicated in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise."

The board of directors of CFC has resolved to indemnify all CFC directors, officers and employees in accordance with the terms of the first sentence of the above section. The bylaws of CFC also provide for indemnification of all CFC directors, officers and employees as set forth above.

Item 16.	Exhibits.

The Exhibit Index filed herewith is hereby incorporated herein by reference.

Item 17.	Undertakings.

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(C) Provided, further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-1, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of CFC pursuant to the provisions described under Item 15 above, or otherwise, CFC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CFC of expenses incurred or paid by a director, officer or controlling person of CFC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CFC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Each person whose signature appears below appoints Sheldon C. Petersen, Steven L. Lilly and John Jay List, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution in such person's name, place and stead, in any and all capacities to sign any amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney is valid as of its execution, until its withdrawal.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 13th day of March, 2007.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

/s/ Sheldon C. Petersen .
By: Sheldon C. Petersen
Governor and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities indicated on March 13, 2007.

Signature	Title

/s/ Sheldon C. Petersen
Sheldon C. Petersen	Governor and Chief Executive Officer

/s/ Steven L. Lilly
Steven L. Lilly	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Steven L. Slepian
Steven L. Slepian	Vice President and Controller (Principal Accounting Officer)

/s/ Cletus Carter
Cletus Carter	President and Director

/s/ Terryl Jacobs
Terryl Jacobs	Vice President and Director

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/s/ Roger Arthur
Roger Arthur	Secretary-Treasurer and Director

/s/ Roger A. Ball
Roger A. Ball	Director

/s/ Ronald Bergh
Ronald Bergh	Director

/s/ Darlene H. Carpenter
Darlene H. Carpenter	Director

/s/ Harold Foley
Harold Foley	Director

/s/ Steve J. Haaven
Steve J. Haaven	Director

/s/ Gary Harrison
Gary Harrison	Director

/s/ Craig A. Harting
Craig A. Harting	Director

/s/ Jim C. Herron
Jim C. Herron	Director

/s/ Martin A. Hillert, Jr.
Martin A. Hillert, Jr.	Director

/s/ Tom Kirby
Tom Kirby	Director

/s/William A. Kopacz
William A. Kopacz	Director

/s/ Reuben B. McBride
Reuben B. McBride	Director

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/s/ Gale Rettkowski
Gale Rettkowski	Director

/s/ Ronald P. Salyer
Ronald P. Salyer	Director

/s/ Darryl Schriver
Darryl Schriver	Director

/s/ J. David Wasson Jr.
J. David Wasson Jr.	Director

/s/ Charles Wayne Whitaker
Charles Wayne Whitaker	Director

/s/ Bobby W. Williams
Bobby W. Williams	Director

/s/ Jack. F. Wolfe Jr.
Jack. F. Wolfe Jr.	Director

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Form of Indenture dated as of May 15, 2000 between CFC and Bank One Trust Company, National Association, Trustee (incorporated by reference to Exhibit 4.1 to CFC's Registration Statement on Form S-3 filed on May 25, 2000).

Exhibit 4.2	First Supplemental Indenture dated as of March 12, 2007 by and among CFC, U.S. Bank National Association, as Successor Trustee, and The Bank of New York Trust Company, N.A., as Resigning Trustee.

Exhibit 4.3	Form of Variable Denomination Floating Rate Demand Note.

Exhibit 5	Opinion of Hogan & Hartson LLP, as to the legality of the Notes.

Exhibit 12	Calculation of ratio of margins to fixed charges of CFC (see "Ratio of Earnings to Fixed Charges" - set forth in documents incorporated by reference).

Exhibit 23.1	Consent of Deloitte & Touche LLP.

Exhibit 23.2	Consent of Hogan & Hartson LLP (included as part of Exhibit 5).

Exhibit 24	Powers of Attorney (included on signature pages of the Registration Statement).

Exhibit 25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Successor Trustee.

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